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Exhibit 10.14

RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT

        THIS RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT ("Agreement") is entered into on January 23, 2004, (the "Effective Date") between:

        TELEGLOBE INTERNATIONAL LTD., a UK corporation having a business address at Exchange Tower, Suite 7-03, 2 Harbour Exchange Square, Harbour Exchange, London E14 9GE UK ("Teleglobe"); and

        Vistula Ltd, a UK corporation having a business address at 40 Portman Square, London, WIH 6LT (hereinafter "Company"). Teleglobe and Company are collectively referred to herein as the "Parties" and individually as "Party".

        WHEREAS, Teleglobe and Company are providers of international telecommunications services; and

        WHEREAS, Company desires to purchase certain telecommunications services provided by Teleglobe, and Teleglobe desires to purchase certain telecommunications services provided by Company.

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

  DEFINITIONS:

        "Service" or "Services" shall mean those telecommunication services described in the attached relevant Annex(es) incorporated herein by reference.

        "Service Date" shall mean the date of completion of provisioning and testing of the Services, and each Party shall notify the other Party of the respective Service Date of the Services it is providing hereunder.

        1.    DESCRIPTION OF SERVICES.    The Parties, either directly or through their affiliates or underlying carriers, shall provide, purchase and utilize the Services per the terms and conditions of this Agreement. The Parties may, by mutual agreement, add and incorporate additional services by executing additional Annex(es) and incorporating them herein.

        2.    TERM.    This Agreement shall commence on the Effective Date and shall continue for an initial term ("Term") of one (1) year from the Service Date and thereafter shall automatically renew for equivalent successive renewal Terms unless terminated by either Party pursuant to this Agreement. Notwithstanding the foregoing, either Party may terminate this Agreement or any Services provided hereunder at any time during the Term, or any renewal thereof, by providing a thirty (30) day prior written notice of termination to the other Party. Notwithstanding the above, the Term of this Agreement shall extend through the completion of the term of any then current Service.

        3.    OPERATIONAL MATTERS.    Where applicable, each Party shall be responsible to connect to the other Party's network at one of the other Party's network interconnection locations, and the Parties shall be responsible to procure, at their own expense, the necessary facilities or equipment required to interconnect to such locations. The Parties will endeavor to provide the Services on the Service Date and they shall be solely responsible to coordinate the provisioning of their respective matching facilities and/or equipment (where applicable) by the Service Date. The Parties shall coordinate the management of their respective system facilities, with each Party being responsible for providing and operating, at its own expense, its respective network facilities. The Parties also shall interface on a 24 hours/7 days a week basis to assist each other with the isolation and repair of any facility faults In their respective networks.

        4.    PRICING AND BILLING.    For the Services provided pursuant to this Agreement, the Parties shall pay each other per the pricing and provisions set forth in the attached relevant Annex(es) hereto and have a credit limit as set forth therein (the "Credit Limit"). As soon as practicable after the end of each calendar month, the Parties shall provide a monthly invoice for the Services and the invoiced amounts shall be due and payable in U.S. Dollars in immediately available funds within the time stated in the relevant Annex(es) hereto. In no event shall a Party be liable for the fraudulent or illegal use of the Services by any customers or end-users of the other Party, or for any amounts that the other Party is unable to collect from its customers, end users or others. If a Party in good faith disputes any invoiced amount, it shall submit to the invoicing Party within sixty (60) days following receipt of such disputed invoice written documentation identifying the disputed invoiced amounts, provided however that the Party disputing the invoice shall still be responsible to pay the full amount due under such invoice within the time slated in the relevant Annex. The Parties shall investigate the disputed invoiced amounts and upon mutual agreement, the invoicing Party may issue a credit against future invoices. Any amounts due hereunder that are not paid when due shall accrue interest at the rate of one and one-half percent (1.5%) per month, compounded daily, beginning with the day following the date on which payment was due, and continuing until paid in full. The Parties shall have the right to set off any amounts due hereunder which are not paid when due against any amounts owed to it by the other Party or any of its affiliates pursuant to any other agreement or arrangement. In addition, Teleglobe shall have the right to apply any payment received hereunder from Company against any outstanding and overdue amounts owed to Teleglobe or any Teleglobe affiliate by any entity that directly or indirectly controls or is controlled by Company.

        5.    SECURITY DEPOSIT.    On or before the Effective Date (but in any case prior to the Service Date) the Parties shall provide the security deposit ("Deposit") as set forth in the attached relevant Annex(es) hereto. Each Party may draw upon the Deposit at any time to recover any amounts due and unpaid in which case the Party providing the Deposit shall immediately replenish it to its prior value. The Parties shall not waive any of their rights or remedies by drawing upon the Deposit to recover overdue or unpaid amounts. In the event that a Party draws upon the Deposit, it may suspend the provision of Services until the Party providing the Deposit replenishes it to its original value. If at any time, a Party's usage exceeds the Credit Limit, its payment history is or becomes unacceptable to the other Party, or a Party's Service is upgraded, the other Party may require such Party to provide, modify, or increase the amount or form of the Deposit. The Party providing the Deposit shall have five (5) business days from the receipt of the requesting Party's written request to comply with this request, and if it fails to do so, the requesting Party may immediately suspend the delivery of Services and/or terminate this Agreement without further notice or demand.

        6.    NET OF TAXES.    All pricing for Services and other charges due hereunder are exclusive of all applicable taxes, including value added tax, sales taxes, duties, fees, levies or surcharges (including where applicable any Universal Service Fund or similar surcharges) imposed by, or pursuant to the laws, statutes or regulations of any governmental agency or authority, all of which shall be the sole responsibility of the Party purchasing the affected Services and paid promptly when due by such Party, and furthermore, such Party agrees to Indemnify and hold the other Party harmless from any liability therefor. All amounts payable by the Parties under this Agreement shall be made without any deduction, set-off or counterclaim and, except to the extent required by any law or regulation, free and clear of any deduction or withholding on account of any tax, duty or other charges of whatever nature imposed by any taxing or governmental authority. If a Party is required by any law or regulation to make any such deduction or withholding such Party shall, together with the relevant payment, pay such additional amount as will ensure that the other Party actually receives and is entitled to retain, free and clear of any such deduction or withholding, the full amount which it would have received If no such deduction or withholding had been required. The Party making the payment shall make the required deduction or withholding, shall pay the amount so deducted or withheld to the relevant government authority and shall promptly provide the other Party with evidence of such payment.

        7.    SUSPENSION/TERMINATION.    In addition to any other rights at law or in equity, either Party may immediately and without notice, suspend the delivery of Services and/or terminate this Agreement in the event that the other Party (i) fails to provide a Deposit as required in this Agreement; (ii) exceeds the Credit Limit; (iii) fails to make payment when due; (iv) becomes insolvent or bankrupt or ceases paying its debts generally as they mature; or (v) commits a breach of any of the terms of this Agreement (other than a breach of the Deposit or payment obligation as addressed in (i) and (iii) above) and fails to remedy such breach within thirty (30) days after receipt of written notice thereof. In the event of any termination of this Agreement, each Party shall pay the other Party for all Services rendered through and including the date of termination. Company understands and agrees that any breach by Company of its obligations under this Agreement shall also be deemed a breach by Company of its obligations under any other agreements it has entered into with Teleglobe and/or its affiliates and understands and agrees that such breach shall authorize Teleglobe and/or any of its affiliates to immediately suspend performance under, and/or terminate, said agreements with Company for default if such breaches) have not been cured within the time provided for in this Agreement.

        8.    LIMITATION OF LIABILITY.    The Parties acknowledge that they have no control over how a foreign administration or third party carrier establishes its own rules and conditions pertaining to international telecommunications services. The Parties agree that they shall not be liable to each other for any loss or damage sustained by the other Party, its interconnecting carriers, its customers or end users due to any failure in or breakdown of the communication facilities associated with providing the Services, for any delay, interruption or degradation of the Services whatsoever shall be the cause or duration thereof, or for any other cause or claim whatsoever arising under this Agreement. In no event shall either Party be liable to the other Party for consequential, special or indirect losses or damages sustained by them or any third parties in using the Services howsoever arising and whether under contract, tort or otherwise (including, without limitation, third party claims, loss of profits, loss of customers or damage to reputation or goodwill).

        9.    ASSIGNMENT.    This Agreement is personal to the Parties and may not be assigned or transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld; except that either Party may assign this Agreement without consent to: (i) any affiliated entity; (ii) a successor in interest whether by merger, reorganization or otherwise; or (iii) a purchaser of all or certain assets.

        10.    FORCE MAJEURE.    No failure or omission by either Party to carry out or observe any of the terms and conditions of this Agreement (other than any payment obligation) shall give rise to any claim against such Party or be deemed a breach of this Agreement if such failure or omission arises from an act of God, an act of Government, any cause reasonably beyond the control of a Party, or any other circumstance commonly known as force majeure.

        11.    PUBLICITY, CONFIDENTIALITY.    For a period of two (2) years from the date of disclosure thereof, each Party shall maintain the confidentiality of all information or data of any nature ("Information") provided to it by the other Party hereto provided such Information contains a conspicuous marking identifying it as "Confidential" or "Proprietary" or is inherently of a confidential nature (i.e., customer or cost data). In the case of oral information, such Information is characterized as "Confidential" or "Proprietary" in a letter sent by the disclosing Party to the other Party within fifteen (15) days of disclosure thereof. For purposes of this Article, this Agreement and all of its Annexes shall be considered "Confidential". Each Party shall use the same efforts (but in no case less than reasonable efforts) to protect the Information it receives hereunder as it accords to its own confidential and proprietary information. The above requirements shall not apply to Information which is already in the possession of the receiving Party through no breach of an obligation of confidentiality to the disclosing Party or any third party, is already publicly available through no breach of this Agreement or has been previously independently developed by the receiving Party. This Agreement shall not prevent any disclosure of Information pursuant to applicable law or regulation, provided that prior to making such disclosure, the receiving Party shall use reasonable efforts to notify the disclosing Party of this required disclosure.

        12.    DISCLOSURE.    Without obtaining the prior written consent of the other Party hereto, a Party shall not (i) refer to itself as an authorized representative of the other Party in promotional, advertising or other materials; (ii) use the other Party's logos, trade marks, service marks, or any variations thereof in any of its promotional, advertising, or other materials, or (iii) release any public announcements referring to the other Party or this Agreement.

        13.    NOTICES.    All notices, requests or other communications hereunder shall be in writing, addressed to the Parties at the address indicated in the caption of this Agreement or as otherwise stated in the relevant Annex hereto. Notices mailed by registered or certified mail shall be deemed to have been received by the addressee on the fifth business day following the mailing or sending thereof. Notices sent by facsimile shall be deemed to have been received when the delivery confirmation is received. Any notice of change of address shall be deemed to have been received only when actually received.

        14.    COMPLIANCE WITH LAWS.    This Agreement and its continuance hereof is contingent upon the obtaining and the continuance of such approvals, consents, governmental and regulatory authorizations, licenses and permits as may be required or deemed necessary by the Parties, and the Parties shall use commercially reasonable efforts to obtain and continue same in full force and effect. The Parties shall not use the Services in any manner or for any purpose, which constitutes a violation of applicable laws in any jurisdiction in which the Services are being provided and shall indemnify each other against any such unlawful use of the Services. The Parties acknowledge that Services provided pursuant to this Agreement may be subject to the Communications Act as amended, and that the terms set forth in any relevant Party tariff on file with the relevant telecommunications regulatory authority and any state public utilities or services commission or comparable body (herein collectively referred to as the "Tariffs") are incorporated hereby by reference and shall supplement the terms of this Agreement where applicable.

        15.    SEVERABILITY AND WAIVER.    If any part or any provision of this Agreement is or becomes illegal, invalid or unenforceable, that part or provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the validity or enforceability of the remaining parts of said provision or the remaining provisions of this Agreement. No waiver by either Party to any provisions of this Agreement shall be binding unless made in writing.

        16.    RELATIONSHIP OF THE PARTIES.    The relationship between the Parties shall not be that of partners, and nothing herein contained shall be deemed to constitute a partnership between them, a joint venture, or a merger of their assets or their fiscal or other liabilities or undertakings. Neither Party shall have the right to bind the other Party, except as expressly provided for herein.

        17.    GOVERNING LAW.    This Agreement shall be governed by the laws of England, without reference to its principles of conflict of laws. Customer irrevocably consents and submits to personal jurisdiction in the courts of England for all matters arising under this Agreement.

        18.    ENTIRE AGREEMENT.    This Agreement, including the relevant -Annexes hereto represents the entire agreement between the Parties and supersedes and cancels all previous negotiations, agreements or commitments (whether written or oral) with respect to the subject matter hereof. Except as otherwise agreed herein, this Agreement may only be modified by a writing signed by authorized representatives of both Parties. The headings in this Agreement are for convenience of reference and shall not affect its construction or interpretation. In the event of any conflict, inconsistency or ambiguity between the terms of this Agreement, any Annex and/or the Tariffs, the interpretation shall be resolved by giving precedence to such documents in the following descending order: (a) the Annex;

(b) the Agreement; (c) the Tariffs. This Agreement may be executed by facsimile and the facsimile execution pages will be binding upon the executing Party to the same extent as the original executed pages. The executing Party shall provide originals of the facsimile execution pages for insertion into the Agreement in place of the facsimile pages.

        IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate, or caused this Agreement to be executed in duplicate by a duly authorized officer, as of the Effective Date.

TELEGLOBE INTERNATIONAL LTD.		VISTULA LTD
By:	/s/ MICHAEL C. WU	By:	/s/ ADAM BISHOP
Name:	Michael C. Wu	Name:	Adam Bishop
Title:	Vice President	Title:	CEO

RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT BETWEEN
TELEGLOBE INTERNATIONAL LTD. AND VISTULA

SCHEDULE OF ANNEXES

        THIS SCHEDULE OF ANNEXES is subject to the terms and conditions of the RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT entered into between TELEGLOBE INTERNATIONAL LTD. ("Teleglobe") and VISTULA ("Company") dated JANUARY 23, 2004.

ANNEX	SERVICE DESCRIPTION
ANNEX 1	TELEGLOBE VOICE TERMINATION SERVICES
ANNEX 2	TELEGLOBE INTERNATIONAL TOLL FREE SERVICE ("ITFS") / UNIVERSAL INTERNATIONAL FREEPHONE NUMBER ("UIFN").
ANNEX 3	COMPANY VOICE TERMINATION SERVICES

RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT BETWEEN
TELEGLOBE INTERNATIONAL LTD. AND VISTULA

ANNEX 1—[TELEGLOBE VOICE TERMINATION SERVICES]

        THIS ANNEX for domestic and international telecommunications services is subject to the terms and conditions of the RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT entered into between TELEGLOBE INTERNATIONAL LTD. ("Teleglobe") and VISTULA ("Company") dated January 23, 2004.

        A.    SERVICES.    Teleglobe will terminate domestic and international telecommunications traffic (DDDD\IDDD type) which Company has delivered to one of Teleglobe's interconnection locations in United Kingdom to those domestic and international Destinations attached hereto.

        B.    PRICING.    The pricing for the Services ("Services Pricing") is set forth by Destination and is attached hereto. The Services Pricing does not apply to mobile traffic unless specifically indicated. Mobile traffic pricing shall be separately quoted in writing on a case-by-case basis. Teleglobe reserves the right to unilaterally modify or amend any Services Pricing for any Destination by providing seven (7) days prior written notice to Company. Pricing will be based on the chargeable duration of each call routed pursuant to this Agreement and rounded to the nearest one (1) second increment unless a different minimum billing increment is mandated by local regulation or custom (i.e. Mexico will be billed in sixty (60) second increments).

        C.    PAYMENT.    Company shall make full payment on each Teleglobe invoice within thirty (30) days of the date of said invoice.

        D.    CREDIT LIMIT:    an aggregate of $                        per                         , for all of the Services offered by Teleglobe pursuant to this Agreement.

        E.    DEPOSIT.    $                        payable in cash, irrevocable letter of credit or any other security acceptable to Teleglobe, which Deposit shall cover all of the Services provided by Teleglobe pursuant to this Agreement.

        F.    NOTICES.    Facsimile numbers and addresses (if different from caption):

Company: Vistula 44 20 7486 4900 44 20 7487 4001 fax	Teleglobe: 44 0 207 519 4609 with a copy to: (703) 766-3102

        G.    MINIMUM USAGE COMMITMENT.    Commencing on-the Service Date, and continuing during the Term of this Agreement, Company shall send a minimum of                         (            ) minutes of traffic per month to Teleglobe (the "Minimum Usage Commitment") via Teleglobe's facilities to the Destinations. On a quarterly basis throughout the Term of this Agreement, for each month that Company does not meet the Minimum Usage Commitment, Teleglobe shall invoice Company a "Minimum Usage Charge" equivalent to US$ 0.12 per minute for each minute of Services traffic below the Minimum Usage Commitment. Company shall pay the Minimum Usage Charge within thirty (30) days from the date of receipt of Teleglobe's invoice.

        H.    SPECIAL CONDITIONS.

RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT BETWEEN
TELEGLOBE INTERNATIONAL LTD. AND VISTULA

ANNEX 2—[TELEGLOBE ITFS/UIFN SERVICES]

        THIS ANNEX for International Toll Free Service ("ITFS") and Universal International Freephone Number ("UIFN") is subject to the terms and conditions of the RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT entered into between TELEGLOBE INTERNATIONAL LTD. ("Teleglobe") and Vistula ("Company") dated January 23, 2004.

        A.    SERVICES.

          International Toll Free Service (ITFS).    Subject to the local PTT or other public or private agency assigning Company an international toll-free number, Teleglobe will connect facilities to route domestic and international telecommunications traffic (DDDD\IDDD type), and will provision to provide service from various domestic and international origination points of the world as specified in this Annex. The international ITFS service will be a direct dial toll-free service originating from points beyond United Kingdom.

          Universal International Freephone Number (UIFN).    UIFN is an option of ITFS, which enables an ITFS customer to be allocated a unique toll-free number, which may be accessed from multiple countries. The same number may be used from countries providing UIFN and from those countries with which Teleglobe has an express agreement for UIFN. The UIFN format is as follows: + 800 xxxxxxxx, where "+" indicates the International Access Code, "800" indicates the three digit country code for a global service application and "x" indicates the eight digit Global Subscriber Number. Since 800 as the country code is an integral part of the number, all calls must be dialed as international calls. The ordering and implementing procedures are defined in the ITU-T Recommendations E.169, a copy of which can be obtained from Teleglobe upon request.

          For ITFS Services (as defined herein), Teleglobe shall use commercially reasonable efforts to obtain required international toll-free numbers as soon as practicable, and to work with the underlying carrier on switched translations and testing. Accordingly, and subject to the local PTT or other public or private agency assigning Company an international toll-free number, the time required to bring a new international toll-free number into service should be approximately four to eight weeks. For UIFN Services (as defined herein), Teleglobe will begin testing after confirmations from the ITU that the UIFN are assigned to Company. Company acknowledges that each UIFN must be implemented within 90 days of the date of the ITU assignment. Teleglobe will process Company calls delivered from the overseas origination to Company's facilities. In order to do so, Teleglobe will translate the toll-free number into a Plain Old Telephone Service (POTS) or routing number as assigned and approved by Company for this Service. One POTS (routing) number will be assigned for each toll-free number. Company hereby appoints Teleglobe as its agent for purposes of establishing related services with domestic and international underlying carriers as may be required in connection with this Agreement. In connection therewith, Company agrees to execute any certifications or other documents requested by Teleglobe in order to facilitate obtaining the international toll-free numbers from local PTTs or other public or private agencies. In addition, should Company wish to transfer an end-user to Teleglobe from a different service provider, Company shall execute a "Resp Org Change Authorization Form" upon request by Teleglobe.

        B.    PRICING.    The pricing for Services ("Services Pricing") is set forth by Destination and is attached hereto. Teleglobe reserves the right to modify or amend any Services Pricing for any Destination by providing seven (7) day prior written notice to Company. Pricing will be based on the chargeable duration of each call routed pursuant to this Agreement and rounded to the nearest one

(1) second increment unless a different minimum billing increment Is mandated by local regulation or custom (i.e. Mexico will be billed in sixty (60) second increments).

        C.    PAYMENT.    Company shall make full payment on each Teleglobe invoice within thirty (30) days of the date of said invoice.

        D.    CREDIT LIMIT:    an aggregate of $                        per                         for all of the Service offered by Teleglobe pursuant to this Agreement.

        E.    DEPOSIT.    $                        payable in cash, irrevocable letter of credit or any other security acceptable to Teleglobe, which deposit shall cover all of the Services provided by Teleglobe pursuant to this Agreement.

        F.    NOTICES.    Facsimile numbers and addresses (if different from caption):

Company:	Vistula 44 20 7486 4900 44 20 7487 4001 Fax	Teleglobe: 44 0 207 519 4609 With a copy to: (703) 766-3102

        G.    MINIMUM USAGE COMMITMENT.    Commencing on the Service Date, and continuing during the Term of this Agreement, Company shall send a minimum of                        (            ) minutes of traffic per month to Teleglobe (the "Minimum Usage Commitment") via Teleglobe's facilities to the Destinations. On a quarterly basis throughout the Term of this Agreement, for each month that Company does not meet the Minimum Usage Commitment, Teleglobe shall invoice Company a "Minimum Usage Charge" equivalent to US$ 0.12 per minute for each minute of Services traffic below the Minimum Usage Commitment. Company shall pay the Minimum Usage Charge within thirty (30) days from the date of receipt of Teleglobe's invoice.

        H.    SPECIAL CONDITIONS.

RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT BETWEEN
TELEGLOBE INTERNATIONAL LTD. AND VISTULA

ANNEX 3—[COMPANY VOICE TERMINATION SERVICES]

        THIS ANNEX for domestic and international telecommunications services is subject to the terms and conditions of the RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT entered into between TELEGLOBE INTERNATIONAL LTD. ("Teleglobe") and Vistula ("Company") dated January 23, 2004.

        A.    SERVICES.    Company will terminate domestic and international telecommunications traffic (DDDD\IDDD type) which Teleglobe has delivered to one of Company's interconnection locations in                        to those domestic and international Destinations attached hereto.

        B.    PRICING.    The pricing for the Services ("Services Pricing") is set forth by Destination and is attached hereto. The Services Pricing does not apply to mobile traffic unless specifically indicated. Mobile traffic pricing shall be separately quoted in writing on a case-by-case basis. Company reserves the right to unilaterally modify or amend any Services Pricing for any Destination by providing seven (7) days prior written notice to Teleglobe. Pricing will be based on the chargeable duration of each call routed pursuant to this Agreement and rounded to the nearest one (1) second increment; with a one (1) second minimum charge per call.

        C.    PAYMENT.    Teleglobe shall make full payment on each Company invoice within thirty (30) days of the date of said invoice.

        D.    NOTICES.    Facsimile numbers and addresses (if different from caption):

Company:Vistula Rate Change: 44 207457 4001	Teleglobe: Rate Changes: (514) 868-8449 All other notices: 44 0 207 519 4609 With a copy to: (703) 766-3102

        E.    SPECIAL CONDITIONS.

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  Exhibit 10.14
RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT
RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT BETWEEN TELEGLOBE INTERNATIONAL LTD. AND VISTULA SCHEDULE OF ANNEXES
RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT BETWEEN TELEGLOBE INTERNATIONAL LTD. AND VISTULA ANNEX 1—[TELEGLOBE VOICE TERMINATION SERVICES]
RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT BETWEEN TELEGLOBE INTERNATIONAL LTD. AND VISTULA ANNEX 2—[TELEGLOBE ITFS/UIFN SERVICES]
RECIPROCAL TELECOMMUNICATIONS SERVICES AGREEMENT BETWEEN TELEGLOBE INTERNATIONAL LTD. AND VISTULA ANNEX 3—[COMPANY VOICE TERMINATION SERVICES]